UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

EXAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14225	94-1741481
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48720 Kato Road Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 668-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Approval of 2006 Equity Incentive Plan

The Board of Directors of Exar Corporation (the “Company”) previously adopted the Exar Corporation 2006 Equity Incentive Plan (the “2006 Plan”), subject to stockholder approval of the 2006 Plan. The Company’s stockholders approved the 2006 Plan at the Company’s annual stockholder meeting held on September 7, 2006.

The following summary of the 2006 Plan is qualified in its entirety by reference to the text of the 2006 Plan, which was previously filed as Addendum B to the Company’s proxy statement filed on August 9, 2006.

The Company’s Board of Directors (the “Board”) or one or more committees appointed by the Board will administer the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee of the Board. The administrator of the 2006 Plan has broad authority under the 2006 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2006 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2006 Plan equals the sum of: (1) 2,800,000 shares, plus (2) the number of any shares subject to stock options granted under the Company’s 2000 Equity Incentive Plan, 1997 Equity Incentive Plan and 1996 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”) and outstanding as of September 7, 2006 which expire, or for any reason are cancelled or terminated, after that date without being exercised. As of September 7, 2006, approximately 6,227,425 shares were subject to options then outstanding under the Prior Plans.

Shares issued in respect of any “full-value award” granted under the 2006 Plan will be counted against the share limit described in the preceding paragraph as two shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2006 Plan, 200 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2006 Plan other than: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to option or stock appreciation right grants.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the share limits of the 2006 Plan, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan.

The types of awards that may be granted under the 2006 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

The forms of agreements to evidence grants of nonqualified stock options, incentive stock options and restricted stock units under the 2006 Plan are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by this reference.

Grant of Director Restricted Stock Unit Awards

On September 7, 2006, in connection with the Company’s annual stockholder meeting each of the Company’s directors who was not also employed by the Company and who continued in office after the meeting (Guy W. Adams, Richard L. Leza, Sr., John S. McFarlane, Oscar Rodriguez and Pete Rodriguez) was granted 4,500 restricted stock units in accordance with the Company’s director compensation program. Further, on September 7, 2006 Mr. Richard L. Leza, Sr. was elected as the new Chairman of the Board and therefore received a grant of an additional 2,250 restricted stock units in accordance with the Company’s director compensation program.

The restricted stock units will vest upon the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of the Company’s stockholders and will generally be paid in an equal number of shares of the Company’s common stock following the vesting date. The restricted stock units are subject to accelerated vesting in connection with certain changes in control of the Company in which the award is not assumed by a successor or survivor corporation or replaced with a comparable award. The form of director restricted stock unit agreement to evidence these grants is filed herewith as Exhibit 10.5 and incorporated herein by this reference. In addition, the form of director nonqualified stock option agreement to evidence grants of stock options to newly elected or appointed directors in accordance with the Company’s director compensation program or otherwise is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 Exar Corporation 2006 Equity Incentive Plan (incorporated by reference from Addendum B to the Company’s definitive proxy statement filed on August 9, 2006).

10.2 Form of Notice of Grant and Terms and Conditions of Nonqualified Stock Option.

10.3 Form of Notice of Grant and Terms and Conditions of Incentive Stock Option.

10.4 Form of Stock Unit Award Agreement.

10.5 Form of Director Restricted Stock Unit Award Agreement.

10.6 Form of Director Nonqualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: September 13, 2006	By:	/s/ Roubik Gregorian
Roubik Gregorian
Chief Executive Officer, President and Director